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SEMPLE & COOPER, LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS                             [LOGO]
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2700 NORTH CENTRAL AVENUE, ELEVENTH FLOOR, PHOENIX, ARIZONA 85004
TEL 602-241-1500  -  FAX 602-234-1867


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Amendment No. 3 of the Form SB-2 Registration Statement of Organic Food Products, Inc. of our report dated February 28, 1997 appearing in the Prospectus which is part of this Registration Statement and to the reference to us under the heading "Experts" in such document.

/s/ Semple & Cooper, L.L.P.
Semple & Cooper, LLP

Phoenix, Arizona
August 8, 1997



                INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE